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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                               NORSTAR GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Utah                                      59-1643698
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

                           6365 NW 6th Way, Suite 160
                         Fort Lauderdale, Florida 33309
                    (Address of Principal Executive Offices)

                           Employee Stock Option Plan
                            (Full title of the plan)

                              Employment Agreements
                            (Full title of the plan)

                              Consulting Agreement
                            (Full title of the plan)

                               Retainer Agreement
                            (Full title of the plan)

                          Harry DiFrancesco, President
              6365 NW 6th Way, Suite 160, Fort Lauderdale, FL 33309
                     (Name and address of agent for service)

                                 (954) 772-0240
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677

                         CALCULATION OF REGISTRATION FEE

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Title of                           Proposed          Proposed
Securities                         Maximum           Maximum
to be             Amount to be     Offering Price    Aggregate          Amount of
Registered        Registered       Per Share         Offering Price     Registration Fee
------------------------------------------------------------------------------------------
Common Stock,     2,000,000        $0.375            $750,000           $1,980(2)
par value $.01    shares(1)
per share
------------------------------------------------------------------------------------------
Common Stock,     1,260,000        $0.40             $504,000           $1,331(4)
par value $.01    shares(3)
per share
------------------------------------------------------------------------------------------
Common Stock,     1,200,000        $0.375            $450,000           $1,188(6)
par value $.01    shares(5)
per share
------------------------------------------------------------------------------------------
Common Stock,     300,000          $0.375            $112,500           $297(8)
par value $.01    shares(7)
per share
------------------------------------------------------------------------------------------

TOTAL           4,760,000                            $1,816,500         $4,796
------------------------------------------------------------------------------------------

(1) Represents 2,000,000 shares reserved for issuance upon the exercise of options pursuant to the Registrant's employee stock option plan.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of April 17, 2000.

(3) Represents 1,260,000 shares of Common Stock to be issued to certain consultants upon exercise of options granted at $0.40 per share as compensation for services rendered pursuant to their consulting agreements.

(4) Calculated pursuant to Rule 457(h)(1) under the Securities Act based upon the exercise price for the shares of common stock underlying the option.

(5) Represents 1,200,000 shares of Common Stock issued to certain employees pursuant to their employment agreements.

(6) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of April 17, 2000.

(7) Common Stock issued to the Registrant's general counsel for legal services rendered.

(8) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of April 17, 2000.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         This Registration Statement on Form S-8 (the "Registration Statement") of Norstar Group, Inc., a Utah corporation, (the "Registrant") cover 4,760,000 shares of the Registrant's common stock, par value $.01 per share ("Common Stock").

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a)(i) The Registrant's Annual Report on Form10-KSB filed on March 30, 2000.

                     (ii) The Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated December 7, 1999.

                  (c) The description of securities contained in the Registrant's Registration of Securities pursuant to
                           Section 12(g) of the Act dated December 7, 1999.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable

Item 5. Interests of Named Experts and Counsel.

         Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 300,000 shares of Common Stock of the Registrant which shares are being registered herein.

Item 6. Indemnification of Directors and Officers.

         The Utah Business Corporation Act (the "UBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.       Description
-----------       -----------

4.1               Specimen Common Stock Certificate
4.2               *Options issued to John Taylor dated April 17, 2000.
4.3               *Options issued to Keith Hall dated April 17, 2000.

4.4               *Options issued to Wilbur Stakes dated April 17, 2000.
4.5               * 2000 Stock Option Plan
5.1               * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                * Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.1              * Consent of J.H. Cohn LLP.
24                * Powers of Attorney (included on p. II-4 of this Registration
                  Statement).
99.1              *Consulting Agreement between the Registrant and John Taylor dated April 17, 2000.
99.2              *Consulting Agreement between the Registrant and Tech Fund dated April 17, 2000.
99.3              *Consulting Agreement between the Registrant and Horizon
                  Consulting Group, Inc. dated April 17, 2000.


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* Filed herewith.


Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on the 24th day of April, 2000.

                                       NORSTAR GROUP, INC.

                                       By: /s/ Harry DiFrancesco
                                          --------------------------------
                                           Harry DiFrancesco, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2000.

      Signature                                               Title
      ---------                                               -----

/s/ Harry DiFrancesco                            President and Chairman of the
---------------------------------------          Board
Harry DiFrancesco

/s/ Andrew S. Peck                               Vice President o f Finance,
---------------------------------------          Secretary and Director
Andrew S. Peck

/s/ Maynard Neil Abogov                          Vice President of Sales
---------------------------------------          Management and Director
Maynard Neil Abogov

/s/ Jerome R. Saver                              Vice President of Sales and
---------------------------------------          Director
Jerome R. Saver

/s/ Jay Sanet                                    Vice President of Corporate
---------------------------------------          Development and Director
Jay Sanet

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry DiFrancesco, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 24 day of April, 2000.

      Signature                                   Title
      ---------                                   -----

/s/ Harry DiFrancesco               President and Chairman of the Board
-----------------------------
Harry DiFrancesco

/s/ Andrew S. Peck                  Vice President of Finance, Secretary and
-----------------------------       Director
Andrew S. Peck

/s/ Maynard Neil Abogov             Vice President of Sales Management and
-----------------------------       Director
Maynard Neil Abogov

/s/ Jerome R. Saver                 Vice President of Sales and Director
-----------------------------
Jerome R. Saver

/s/ Jay Sanet                       Vice President of Corporate Development and
-----------------------------       Director
Jay Sanet

                                  EXHIBIT INDEX

Index and Description of Exhibits.


Exhibit No.       Description
-----------       -----------

4.1              Specimen Common Stock Certificate
4.2              *Options issued to John Taylor dated April 17, 2000.
4.3              *Options issued to Keith Hall dated April 17, 2000.
4.4              *Options issued to Wilbur Stakes dated April 17, 2000.
4.5              * 2000 Stock Option Plan
5.1              * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23               * Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.1             * Consent of J.H. Cohn LLP.
24               * Powers of Attorney (included on p. II-4 of this Registration
                 Statement).
99.1             *Consulting Agreement between the Registrant and John Taylor dated April 17, 2000.
99.2             *Consulting Agreement between the Registrant and Tech Fund dated April 17, 2000.
99.3             *Consulting Agreement between the Registrant and Horizon
                 Consulting Group, Inc. dated April 17, 2000.


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* Filed herewith.